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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Member
TransMontaigne GP L.L.C.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-125209 and 333-148280) on Form S-8 of TransMontaigne Partners L.P. (the Partnership) of our reports dated March 10, 2011, relating to the consolidated balance sheets of TransMontaigne Partners L.P. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, partners' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 Form 10-K of TransMontaigne Partners L.P.

                      KPMG LLP

Denver, Colorado
March 10, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm